Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at the Jefferies Global Energy Conference

LAFAYETTE, LA. November 10, 2014

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will be presenting at the Jefferies 2014 Global Energy Conference in Houston, TX at the St. Regis Hotel at 10:00 a.m. Central time on Tuesday, November 11, 2014. The presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.